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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The Topps Company, Inc. on Form S-8 of our report dated March 25, 1995 appearing in the Annual Report on Form 10-K of the Topps Company, Inc. for the year ended February 25, 1995.



/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
New York, New York
May 26, 1995